Exhibit 23.1

RSM Richter Chamberland S.E.N.C.R.L./LLP
Comptables agréés
Chartered Accountants
2, Place Alexis Nihon
Montréal (Québec) H3Z 3C2
Téléphone/Telephone : 514.934.3400
Télécopieur/Facsimile : 514.934.3408
www.rsmrch.com

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement, Form S-1, of IntelGenx Technologies Corp. of our report dated March 29, 2010 relating to our audits of the consolidated financial statements of IntelGenx Technologies Corp. as of and for the years ended December 31, 2009 and 2008 appearing in this Registration Statement.

We also consent to the reference to our firm under the caption "Experts" in this Registration Statement.

/s/ RSM Richter Chamberland LLP
Chartered Accountants
Montreal, Canada
September 24, 2010

RSM Richter Chamberland S.E.N.C.R.L. est un cabinet indépendant	RSM Richter Chamberland LLP is an independent member firm
membre de RSM International, association de cabinets indépendants	of RSM International, an affiliation of independent accounting
d’expertise comptable et de services conseils.	and consulting firms.